UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2006

Robert Half International Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-10427	94-1648752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2884 Sand Hill Road, Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 234-6000

NO CHANGE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On April 20, 2006, Robert Half International Inc. issued a press release reporting earnings for the first fiscal quarter of 2006. A copy of the press release is attached hereto as Exhibit 99.1.

The foregoing information in this Current Report on Form 8-K, including exhibit 99.1 attached hereto, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such future filing.

Item 8.01    Other Events.

On March 28, 2006, Plaintiffs Maria Pellegrino, Nadia Balici, Carolyn Cox, Kelli Maresch, Jennifer McCasland and James Rossetto, all former, salaried Account Executives based in California, filed a complaint in California Superior Court naming the Company and three of its wholly owned subsidiaries as Defendants. The complaint alleges that Plaintiffs were misclassified under California law as exempt employees and seeks an unspecified amount for unpaid overtime pay alleged to be due to them had they been paid as non-exempt hourly employees. Plaintiffs also seek an unspecified amount for statutory penalties for alleged violations of the California Labor Code arising from the alleged misclassification of the Plaintiff employees as exempt employees. In addition, Plaintiffs’ complaint includes a cause of action for “unfair competition” under the California Business & Professions Code. Under this cause of action, Plaintiffs seek restitutionary damages of unpaid wages for themselves and “all similarly situated employees” as well as recovery of Plaintiffs’ attorneys fees. At this early stage of the litigation, it is not feasible to predict the outcome of or a range of loss, should a loss occur, from this proceeding, and accordingly, no amounts will be provided in the financial statements to be included in the Company’s Form 10-Q for the quarterly period ended March 31, 2006. The Company believes it has meritorious defenses to the allegations, and the Company intends to vigorously defend against litigation. In addition, the complaint alleges claims, and seeks damages believed to be substantially similar to the O’Donnell, Laffitte and Greene proceedings, taken as a whole, as further described in Part I, Item 3 of the Company’s Form 10-K for the fiscal year ended December 31, 2005.

On December 6, 2004, Plaintiffs Ian O’Donnell and David Jolicoeur, on behalf of themselves and a putative class of salaried Staffing Managers, Account Executives and Account Managers, filed a complaint in Massachusetts Superior Court naming the Company and one of its wholly owned subsidiaries as Defendants. On March 30, 2006, the Court denied Plaintiffs’ first motion seeking conditional certification of their federal claims as a collective action on behalf of a group of Staffing Managers, Account Executives and Account Managers. The same day, the Court allowed Plaintiffs to amend their complaint to add claims that the Company failed to pay its exempt employees on a “salary basis” as required by Massachusetts and federal law. Plaintiffs have also filed a second motion for conditional certification of their federal claims in which they seek to represent a class of salaried employees who worked for the Company in any state other than California within three years before the original complaint was filed and seeking permission to mail class members a notice regarding their right to opt into the case as plaintiffs. The Company intends to oppose that motion. Because the litigation is at an early stage, it is not feasible to predict its outcome or a range of loss, should a loss occur. Accordingly, no amounts have been provided in the Company’s previously filed financial statements, or will be provided in the financial statements to be included in the Company’s Form 10-Q for the quarterly period ended March 31, 2006. The Company believes it has meritorious defenses to the allegations, and the Company intends to continue to vigorously defend against the litigation. Reference is made to Part I, Item 3 of the Company’s Form 10-K for the fiscal year ended December 31, 2005 for a complete description of this case.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit	Description
99.1	Robert Half International Inc. April 20, 2006, Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robert Half International Inc.

Date: April 20, 2006	By:	/s/ M. Keith Waddell
	Name:	M. Keith Waddell
	Title:	Vice Chairman, President and Chief Financial Officer